UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)            May 17, 2006
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
By-laws

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.
On May 17, 2006, the Board of Directors (“Board”) of G&K Services, Inc. (the “Company”) added a Section to the Company’s Amended and Restated Bylaws (“Bylaws”) and amended Section 22 of the Bylaws, in each case, as specifically described in Exhibit 3(ii) attached hereto. Exhibit 3(ii) also sets forth previous Section 22 of the Bylaws, the same now having been replaced in its entirety. The purpose of the added bylaw is to specify the requirements with which shareholders of the Company must comply in order to submit a proposal for consideration at an annual meeting. The amendments to Section 22 of the Bylaws shorten the notice requirements applicable to meetings of the Board, and set forth additional methods by which such notice may be provided.
Pursuant to existing authority provided in the Bylaws, subject to the limitations therein referenced, the Board was authorized to add such new Section to the Bylaws and to so amend the Bylaws absent further approval of or action by the Company’s shareholders. As a result, such additional Section and such amendment became effective on the date approved by the Board, i.e., May 17, 2006.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
  3(ii) By-laws
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006	By /s/ David F. Fisher
David F. Fisher
Its Vice President, General Counsel and Corporate Secretary